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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  February 25, 1994
              Date of Earliest Event Reported:  February 22, 1993


                           TELE-COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)


                               State of Delaware
                 (State or other jurisdiction of incorporation)


             0-5550                                      84-0588868
     (Commission File Number)             (I.R.S. Employer Identification No.)


            5619 DTC Parkway
           Englewood, Colorado                           80111
(Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500
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ITEM 5.  OTHER EVENTS.

         As previously reported, Tele-Communications, Inc. ("TCI"), Liberty Media Corporation ("Liberty") and Bell Atlantic Corporation ("BAC") had entered into a letter of intent which set forth the terms and conditions upon which the parties proposed to negotiate a combination of Liberty and TCI with BAC pursuant to a series of transactions. On February 23, 1994, Liberty, TCI and BAC announced that they were unable to reach final agreement on their proposed merger and have terminated negotiations. A copy of the press release, dated February 23, 1994, is included herein as Exhibit 2 and is hereby incorporated by reference into this Item 5, and the foregoing description is qualified in its entirety by reference to such Exhibit.

         On February 22, 1994, the Federal Communications Commission (the "FCC") unanimously adopted revisions to its rules relating to the regulation of cable television consumer charges which, when published, will result in further reductions of such charges by many cable television operators. On February 24, 1994, TCI issued a press release discussing the estimated effect of the FCC's recent announcement. A copy of the press release is included herein as Exhibit
99. Exhibit 99 is hereby incorporated by reference into this Item 5, and the foregoing description is qualified in its entirety by reference to such Exhibit.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibits

         (2)     Press Release, dated February 23, 1994.

         (99)    Press Release, dated February 24, 1994.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    February 25, 1994



                                        TELE-COMMUNICATIONS, INC.  (Registrant)



                                        By:/s/ STEPHEN M. BRETT
                                           Stephen M. Brett
                                             Senior Vice President and
                                               General Counsel
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                                 EXHIBIT INDEX


Listed below are the exhibits which are filed as part of this report (according to the number assigned to them in Item 601 of Regulation S-K):


         (2)     Press Release, dated February 23, 1994.


         (99)    Press Release, dated February 24, 1994.